RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERNATIONAL AGGRESSIVE GROWTH FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                          AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                       316,795,755.48           10,217,717.86

    Arne H. Carlson                      316,781,464.98           10,232,008.36

    Patricia M. Flynn                    317,188,932.67            9,824,540.67

    Anne P. Jones                        316,477,075.31           10,536,398.03

    Jeffrey Laikind                      316,500,141.24           10,513,332.10

    Stephen R. Lewis, Jr.                317,009,706.00           10,003,767.34

    Catherine James Paglia               317,057,922.85            9,955,550.49

    Vikki L. Pryor                       317,459,983.94            9,553,489.40

    Alan K. Simpson                      315,358,844.25           11,654,629.09

    Alison Taunton-Rigby                 317,205,767.59            9,807,705.75

    William F. Truscott                  316,940,775.53           10,072,697.81


AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES

       311,548,142.76     10,000,267.65       5,465,062.93           0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       313,880,720.48      8,012,998.85       5,119,754.01           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       312,863,920.76      7,786,397.20       6,363,155.38           0.00

LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       310,823,673.50     10,299,114.46       5,890,685.38           0.00

BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       312,369,932.83      8,947,295.36       5,696,245.15           0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERNATIONAL EQUITY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                          AFFIRMATIVE                WITHHOLD
    Kathleen Blatz                       148,385,841.94            3,225,364.25

    Arne H. Carlson                      148,412,238.84            3,198,967.35

    Patricia M. Flynn                    148,715,899.99            2,895,306.20

    Anne P. Jones                        148,435,514.78            3,175,691.41

    Jeffrey Laikind                      148,596,460.56            3,014,745.63

    Stephen R. Lewis, Jr.                148,456,440.01            3,154,766.18

    Catherine James Paglia               148,617,392.45            2,993,813.74

    Vikki L. Pryor                       148,630,145.23            2,981,060.96

    Alan K. Simpson                      148,047,269.26            3,563,936.93

    Alison Taunton-Rigby                 148,715,899.99            2,895,306.20

    William F. Truscott                  148,501,065.55            3,110,140.64


AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       146,370,142.58      3,086,758.40       2,154,305.21           0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       146,954,576.37      2,545,305.05       2,111,324.77           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       146,939,125.97      2,545,783.83       2,126,296.39           0.00

LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       145,672,729.82      3,686,653.02       2,251,823.35           0.00

BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       145,589,385.82      3,752,505.48       2,269,314.89           0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERNATIONAL SELECT VALUE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                          AFFIRMATIVE                WITHHOLD
    Kathleen Blatz                     1,157,215,347.96           31,058,759.59

    Arne H. Carlson                    1,155,540,845.24           32,733,262.31

    Patricia M. Flynn                  1,158,337,798.99           29,936,308.56

    Anne P. Jones                      1,155,946,950.97           32,327,156.58

    Jeffrey Laikind                    1,157,560,623.59           30,713,483.96

    Stephen R. Lewis, Jr.              1,158,902,661.57           29,371,445.98

    Catherine James Paglia             1,158,051,202.82           30,222,904.73

    Vikki L. Pryor                     1,158,201,436.14           30,072,671.41

    Alan K. Simpson                    1,154,118,472.77           34,155,634.78

    Alison Taunton-Rigby               1,157,856,252.17           30,417,855.38

    William F. Truscott                1,158,643,092.51           29,631,015.04


AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
     1,138,014,008.49     29,218,246.86      21,006,884.59      34,967.61

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
     1,143,776,516.38     23,683,020.30      20,779,603.26      34,967.61

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
     1,142,008,567.70     26,053,553.89      20,177,018.35      34,967.61

LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
     1,134,693,809.02     31,664,232.66      21,881,098.26      34,967.61

BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
     1,139,914,562.29     28,202,321.37      20,122,256.28      34,967.61

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERNATIONAL SMALL CAP FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                           AFFIRMATIVE                WITHHOLD
    Kathleen Blatz                        80,395,356.90            2,433,426.94

    Arne H. Carlson                       80,238,310.56            2,590,473.28

    Patricia M. Flynn                     80,352,950.47            2,475,833.37

    Anne P. Jones                         80,243,599.07            2,585,184.77

    Jeffrey Laikind                       80,167,487.87            2,661,295.97

    Stephen R. Lewis, Jr.                 80,433,871.21            2,394,912.63

    Catherine James Paglia                80,354,719.79            2,474,064.05

    Vikki L. Pryor                        80,309,056.93            2,519,726.91

    Alan K. Simpson                       79,892,295.70            2,936,488.14

    Alison Taunton-Rigby                  80,410,463.47            2,418,320.37

    William F. Truscott                   80,313,580.95            2,515,202.89


AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        78,875,555.05      2,680,998.86       1,272,229.93           0.00
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        79,229,728.05      2,136,562.93       1,462,492.86           0.00
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        79,490,663.79      1,702,481.40       1,635,638.65           0.00
LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        78,494,320.94      2,782,099.09       1,552,363.81           0.00
BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        78,988,703.90      2,474,980.31       1,365,099.63           0.00